Exhibit 99.1

McorpCX, Inc. Announces Release of McorpCX | Persona, a SaaS-Based Persona Management Platform for Customer Experience and UX Practitioners

San Francisco, CA, September 19, 2016 -- Customer experience (“CX”) solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) is pleased to announce the release of its newest customer experience management technology solution: “McorpCX | Persona” which helps digitize and automate the persona development process.

Creating customer persona is a key component of CX improvement initiatives. However, the process to date tends to be manual and cumbersome. McorpCX | Persona is designed to offer a digital solution to help companies develop, manage, and share customer persona in an intuitive cloud-based environment, eliminating and automating the resource-heavy, manual processes that weigh down typical persona development efforts.

McorpCX | Persona joins McorpCX’s customer experience offerings including its existing technology platform -Touchpoint Mapping on Demand - as well as its consulting capabilities in CX strategy and design, and customer insights.

“Personas are a core component to customer experience management and we’re exceedingly pleased to bring this product to market. Now we can provide clients with a digital solution to create, manage and share personas and further build upon McorpCX’s customer experience platform,” says McorpCX president Michael Hinshaw. “We continue to develop our suite of SaaS solutions with the goal to further automate many of the high-value CX tasks and initiatives that we believe customer-centric organizations around the world do less efficiently today.”

The practice of using persona first took root in software and user experience design and the value of developing customer personas has proven measurable and significant to organizations who use it. For example, in a report titled "The ROI of Personas", Forrester Research Inc. found that a website redesign with personas can provide return on capital up to four times greater than one lacking personas. Because of this, leading CX practitioners have adapted the process of persona development for customer experience, making it a vital component to interpreting and taking action on customer insights.

“We believe McorpCX | Persona will add significant value to – and take a lot of the pain out of – the process of developing and managing personas” stated Lynn Davison, COO of McorpCX. “The process has always been resource intensive, and creating a standardized system for socializing personas across an organization is tough. Since persona are proven to drive better ROI across areas including marketing strategy, software design and sales enablement in addition to customer experience, we’re really excited to see where this product can take its users.”

About McorpCX | Persona

McorpCX | Persona is an online Software-as-a-Service (SaaS) platform for developing and managing customer persona, automating the currently manual process of developing, managing and sharing persona across corporations. McorpCX | Persona is designed to improve the results of customer facing initiatives – from marketing and sales planning to customer experience, UX design, software development and more -- McorpCX | Persona is designed to help customer-centric businesses and the agencies and consultancies that serve them to better understand, connect with and serve their customers.

For a free trial and to learn more about McorpCX | Persona, visit http://persona.mcorpcx.com/

About McorpCX

McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping®, our signature product and approach to quantifying customer experience, is designed to provide some of the world's leading companies with important insights concerning their customers by automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand “Voice-of-the-Customer” insights to improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.

Visit the Company online at http://www.mcorpcx.com/ (information on our website is not part of this press release).

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Media: Denise Marshall at +1-415-526-2655, Ext. 706

Investors: Andrew Barwicki at +1-516-662-9461

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of United States securities laws and applicable Canadian securities legislation. Forward-looking statements include statements relating to the Company's business. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.